Exhibit 99.1

Investor Presentation KBW Community Bank Investor Conference July 2019

1 Statements contained in this investor presentation that are not historical facts may constitute forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “Act”) . Such forward - looking statements are subject to significant risks and uncertainties . CB Financial Services, Inc . (the “Company”) intends such forward - looking statements to be covered by the safe harbor provisions contained in the Act . The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain . Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that are described in the Company’s periodic reports as filed with the Securities and Exchange Commission . These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements . The Company assumes no obligation to update any forward - looking statement except as may be required by applicable law or regulation . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations and financial position and when comparing results over different periods . Non - GAAP measures eliminate the impact of certain items such as intangible assets (when calculating Tangible Book Value), OREO expenses and amortization of intangibles assets, and also one - time expenses such as merger costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees . Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms . These costs are unique to each transaction based on the contracts in existence at the merger date . These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other banks and financial institutions . Please see the non - GAAP reconciliations table included in the Appendix to this investor presentation . Forward - Looking Statements

Overview of CB Financial Services, Inc.

Corporate Overview

- 118 year old community bank headquartered in Southwestern PA
- 28 locations in Southwestern PA, Ohio River Valley and Central WV
- Listed on NASDAQ with ticker "CBFV"
- Strategic, disciplined acquirer:
  - FedFirst Financial in October 2014
  - First West Virginia in April 2018
  - Beynon Insurance in August 2018

Financial Highlights (1)

Balance Sheet ($ Millions)		MRQ Capital	
Assets	$1,305.2	TCE / TA	8.46%
Gross Loans	$935.9	Leverage Ratio	8.2%
Deposits	$1,107.1	Total Capital Ratio	12.8%
YTD Profitability		**MRQ Asset Quality**	
Net Interest Margin (FTE)	3.64%	NPAs / Assets	0.78%
ROAA (2)	0.92%	LLR / Loans	1.04%
ROATCE (2)(3)	13.1%	LLR / Nonaccrual Loans	154.1%
Fee Income / Revenue	18.2%	NCOs / Avg. Loans	0.05%
Efficiency Ratio (3)	66.9%		

Location Map



Alliance
Weirton
Pittsburgh
Wheeling
Morgantown
Fairmont
Clarksburg
Branch
LPO
Corp. Center
Ops. Center

(1) Source: S&P Global Market Intelligence and company documents, for the six months ended 6/30/19.
(2) Return on Average Assets (ROAA) and Return on Average Tangible Common Equity (ROATCE) are annualized.
(3) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

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3 President & Chief Executive Officer Appointed CEO in June 2018 & President in May 2017 Director since 2014 35+ years of commercial banking experience, 14 years in executive management Former President, CEO & Director of FFCO; previously a Regional President of WSBC Jamie Prah Executive Vice President & Chief Financial Officer 20+ years of banking experience with 8 years in CEO/CFO role Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight Pat O’Brien Jennifer George Ralph Burchianti Executive Vice President & Chief Credit Officer Director since 2018 Responsibilities include oversight of credit & underwriting policies for the combined organization Nearly 35 years of experience with CBFV Executive Vice President & Chief Operations Officer Appointed EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance 20+ years banking experience with a background in Accounting. Specializing in back office operations, BSA Compliance & human resources Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO Executive Leadership Team

4 Diversified Business Source: Company documents - (1) For the six months ended 6/30/19. Fee income defined as noninterest income excluding net gains/ losses on investments and other nonrecurring items. Focus on new commercial business generation and sales culture ► Growing presence within the Pittsburgh MSA ► Well positioned to serve the needs of small and medium sized businesses in the Marcellus and Utica Shale regions Commercial Banking Retail Banking & Wealth Management Mortgage Banking Insurance Brokerage Active mortgage origination platform with dedicated mortgage originators Robust housing market throughout tri - state footprint Expanding mortgage banking platform into legacy markets and new markets Led by Rich Boyer, Senior Vice President – Insurance Operations & Director, a 30+ year industry veteran Accounts for approximately 47% of fee income (1) 2019 insurance commission growth of 23% mainly related to Beynon Insurance acquisition Complementary to commercial and retail banking business 25% of deposits are noninterest bearing and approximately 80% are non maturity Excellent branch coverage of the Tri - State market Wealth management services linked strongly to Marcellus and Utica Shale Region footprint

5 Empower our experienced, high quality employees to provide superior customer service in all aspects of our business Create a sales and service culture which builds full relationships with our customers Enhance profitability and efficiency while continuing to invest for future growth Continue our track record of opportunistic growth in the Marcellus/Utica Shale Region and the robust Pittsburgh MSA Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets Leverage our credit culture and strong loan underwriting to uphold our asset quality metrics Maintain and seek to increase our annual dividend of $0.96 per share Be the Community Bank of choice in the Marcellus/Utica Shale Region and Pittsburgh MSA for residents and small and medium sized businesses Strategic Vision for CBFV

6 Population of approximately 2.3 million 2018 median household income of approximately $61,229, which is projected to increase 8.7% through 2019 Large market for energy, healthcare, technology, and manufacturing companies (1) Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University (1) Seven Fortune 500 companies headquartered in Pittsburgh MSA: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick’s Sporting Goods, and WESCO International (2) Other Large Employers in Operating Area Pittsburgh Metropolitan Area Deposit Market Share (3) Attractive Operating Markets Source: S&P Global Market Intelligence, Claritas. Deposit market share data as of 6/30/18. Note: All dollars in thousands (1) https://datausa.io/profile/geo/pittsburgh - pa - metro - area/ (2) http://fortune.com/fortune500/ (3) Excludes Allegheny County (4) https://www.energyindepth.org (5) “A GEOLOGIC STUDY TO DETERMINE THE POTENTIAL TO CREATE AN APPALACHIAN STORAGE HUB FOR NATURAL GAS LIQUIDS” published July, 20 17 Expansion into Ohio River Valley PTT Global Chemical has purchased 168 acres in Belmont County, OH as the home of a proposed $6 billion ethane cracker plant (4) State officials in Pennsylvania, Ohio and West Virginia commissioned a study to locate the best options for storage of the natural gas in close proximity to the end users. (5)

7 Shell Cracker Plant PTT Global Chemical Cracker Plant Source: U.S. Energy Information Administration. (1) US Geological Survey and Energy Information Administration estimates. Includes natural gas and oil reserves. (2) http://aongrc.nrcce.wvu.edu/wp - content/uploads/MASTER_Final_Report_8 - 29 - 2017.pdf Marcellus / Utica Shale Region CBFV Market Area Pittsburgh Marcellus and Utica Shales are long - term drivers for economic growth ► Estimated recoverable reserves of approximately 400 trillion cubic feet equivalent (1) ► Marcellus/Utica average daily production has grown from 3 billion cubic feet (BCF) in 2010 to more than 24 BCF today, forecasted to grow to as much as 40 BCF in the next 5 years (2) ► 40% of Marcellus/Utica gas production comes from the Eastern Ohio, Northern WV and Southwestern PA markets served by CBFV (2) Shell Cracker Plant: Located in Beaver County, PA, construction began in 2017, and is expected to create over 6,000 construction jobs and employ 600 people permanently PTT Global Cracker Plant: The proposed plant to be located in Dilles Bottom, OH, would employ thousands during construction and hundreds of permanent petrochemical jobs once the plant enters operation Key Economic Driver: Marcellus / Utica Shales

8 Key Economic Drivers: Pittsburgh & Regionally • Pittsburgh has a robust and diverse economy. Unemployment is 3.9% the lowest level since 1976 • Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh • Substantial medical investment is happening regionally: ► UPMC is investing $2 Billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA ► The University of West Virginia hospital system is investing in a new facility in Greene County, PA • Commercial and residential development market continues to expand: ► 13 Class A apartment developments and 2,500 units underway ► Builders owners have invested over $300 million in improvements to their buildings and another $140 million in the pipeline (1) ► Proposed $700 million Esplanade mixed - use development along the Ohio River in Pittsburgh’s Chateau neighborhood (2) Esplanade Mixed - Use Development Pittsburgh Golden Triangle UPMC $2 Billion Specialty Hospitals (1) Per Pittsburgh Downtown Partnership. (2) Per Milcraft Investment.

Financial Update

Financial Update – Q2 2019

($000s except per share)	2016 FY 12/31/16	2017 FY 12/31/17	2018 FY 12/31/18	2019 Q1 3/31/19	2019 Q2 6/30/19
Balance Sheet					
Total Assets	$846,075	$934,486	$1,281,301	$1,302,593	$1,305,188
Total Loans HFI	681,897	744,392	912,872	908,796	935,888
Total Deposits	698,218	773,344	1,086,658	1,105,465	1,107,103
Tangible Common Equity(2)	80,697	85,019	98,266	102,855	107,118
Capital Ratios (%)					
Loans/ Deposits	97.7%	96.3%	84.0%	82.2%	84.5%
Tang. CE / Tang Assets(2)	9.64	9.18	7.91	8.14	8.46
Tier 1 Ratio	13.72	12.62	11.91	12.14	11.75
Risk-Based Capital Ratio	14.99	13.89	13.03	13.26	12.84
Asset Quality (%)(1)					
NPAs/ Assets	1.02%	0.81%	0.56%	0.44%	0.78%
NCOs/ Avg Loans	0.11	0.13	0.21	0.08	0.03
Reserves/ Nonaccrual Loans	178	224	291	260	154
Profitability					
Net Income	$7,580	$6,944	$7,052	$2,925	$2,979
ROAA	0.91%	0.78%	0.61%	0.93%	0.91%
ROAE	8.48	7.53	5.91	8.53	8.32
ROATCE(2)	9.9	8.7	9.1	13.4	12.9
Net Interest Margin	3.82	3.58	3.60	3.66	3.62
Efficiency Ratio(2)	65.0	67.2	70.4	67.7	66.1
Diluted EPS	$1.86	$1.69	$1.40	$0.54	$0.55
TBV Per Share(2)	19.75	20.76	18.09	18.93	19.71

- Diluted EPS for Q2 2019 was $0.55, compared to $0.54 and $0.19 (impacted by FWVB merger costs) for Q1 2019 and Q2 2018, respectively
- Net income for Q2 2019 was $3.0 million, compared to $2.9 million for Q1 2019 and $2.4 million for Q4 2018, driven by continued improvements in the efficiency ratio
- YTD annualized organic loan growth of 5.1% is broad based among all categories of loans excluding consumer loans
- Deposits increased $20.4 million YTD, an annualized growth rate of 3.8%
- Noninterest bearing demand accounts have increased $20.0 million YTD, or 15.8% (annualized)
- Paid increased quarterly dividends - $0.23 per share in Q4 2018 and $0.24 per share in Q1 2019 and Q2 2019

Source: Company documents and S&P Global Market Intelligence. Data as of 6/30/19.
(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

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11 Deposit Base Loan Portfolio Balance Sheet Mix Source: Company documents, as of or for the quarter ended 6/30/19. $936 million in gross loans, 4.74% loan yield in Q2 2019 44% of loans are commercial real estate and C&I 5.1% organic loan growth YTD in 2019; nearly 12% quarter over quarter annualized YTD organic growth has come in all categories of loans except consumer loans $1.1 billion in total deposits 0.66% cost of total deposits in Q2 2019 80.0% of deposits are non maturity YTD annualized organic growth of 3.8% 84.5% loan to deposit ratio Residential RE 35% Commercial RE 34% Construction 6% Commercial and Industrial 10% Consumer 13% Other 2% Demand 25% NOW 19% MMDA & Savings 36% Time & Brokered Deposits 20%

12 Loans Deposits Balance Sheet Trends Source: S&P Global Market Intelligence and company documents, as of 6/30/19. Note: All dollars in millions. (1) Includes commercial real estate, construction and C&I loans. Organic loan and deposit growth has continued post FWVB transaction which closed in Q2 2018 Loan momentum returned in Q2 2019 with $27.1 million in quarter over quarter growth, or approximately 12% annualized (5.1% on a YTD basis) Growth was broad based among categories excluding consumer, highlighted by 10.8% YTD organic loan growth in commercial categories (1) YTD deposit growth of $20.4 million (3.8% annualized) had been driven primarily by $20.0 million (15.8% annualized) growth in noninterest bearing demand accounts $891.7 $901.1 $912.9 $908.8 $935.9 2018Q2 2018Q3 2018Q4 2019Q1 2019Q2 $1,024.6 $1,062.9 $1,086.7 $1,105.5 $1,107.1 2018Q2 2018Q3 2018Q4 2019Q1 2019Q2 5.0% Y - o - Y Growth 8.1% Y - o - Y Growth

13 Deposit Beta vs. Peers (1) High Quality Deposit Base Source: S&P Global Market Intelligence and Company documents. (1) Represents change in cost of interest bearing deposits from Q4 2016 through Q1 2019 divided by the change in the fed funds ra te. Peers comprised of major exchange traded banks with assets between $750 million and $3 billion. (2) Fed funds rate for each period represents the high end of target range. Cost of Interest Bearing Deposits vs. Fed Funds Rate (2) 25% noninterest bearing demand deposits and approximately 80% non maturing deposits Cycle deposit beta well below similarly sized banking institutions 0.46% 0.49% 0.49% 0.50% 0.51% 0.56% 0.67% 0.70% 0.77% 0.84% 0.88% 0.75% 1.00% 1.25% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.50% 2.50% CBFV Federal Funds Target 22% 34% CBFV Banks $750M - $3.0B

14 Nonperforming Assets / Assets Allowance for Loan Losses / Gross Loans Net Charge Offs / Average Loans Strong Asset Quality & Coverage Source: S&P Global Market Intelligence and company documents, as of 6/30/19. Allowance for Loan Losses / Nonaccrual Loans 1.02% 0.81% 0.56% 0.44% 0.78% 0.00% 0.50% 1.00% 1.50% 2.00% 2016Y 2017Y 2018Y 2019Q1 2019Q2 1.14% 1.18% 1.05% 1.04% 1.04% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2016Y 2017Y 2018Y 2019Q1 2019Q2 178% 224% 291% 260% 154% 0% 100% 200% 300% 400% 2016Y 2017Y 2018Y 2019Q1 2019Q2 0.11% 0.13% 0.21% 0.08% 0.03% 0.00% 0.10% 0.20% 0.30% 0.40% 2016Y 2017Y 2018Y 2019Q1 2019Q2

15 Net Interest Margin Analysis Interest Rate Sensitivity Profile Net Interest Margin Source: S&P Global Market Intelligence and company documents, as of 6/30/2019. Net interest margin has shown stability since 2017 following the acquisition of FWVB Accretable yield contribution to yield on loans and net interest margin YTD in 2019 has been approximately 3bps Interest bearing deposit cost increases declined during Q2 2019; cost of interest bearing deposits increased 7bps Q1 2019 vs. Q4 2019 and only 4bps Q2 2019 vs. Q1 2019 FWVB transaction increased our asset sensitivity profile as a result of the acquisition of investments 4.42% 4.35% 4.51% 4.73% 4.74% 0.50% 0.55% 0.75% 0.86% 0.90% 3.82% 3.58% 3.60% 3.66% 3.62% 2016 2017 2018 Q1 2019 Q2 2019 Yield on Loans Cost of Funds NIM - 5.4% 3.5% 3.1% - 0.5% - 4.1% 4.9% 10.2% 12.4% -100 +100 +200 +300 12/31/2017 12/31/2018

16 Deposit Fees & Sevice Charges 34% Insurance Commissions 47% Other Noninterest Income 19% Fee Income Mix – YTD 2019 Fee income sources comprised approximately 18% of 2019 total operating revenue Cross - sell efforts, with respect to insurance and wealth management continue to be emphasized The Exchange Underwriters’ business segment increased approximately 23% for insurance commissions and contingency income growth mainly due to the acquisition of Beynon Insurance on August 1, 2018 Insurance business efficiency ratio of 85.5% impacts overall CBFV efficiency by approximately 145bps Total Revenue Since FWVB Acquisition YTD 2019 Fee Income: $4.6 Million Revenue Diversification Source: S&P Global Market Intelligence and Company documents, as of 6/30/19. Note: All dollars in thousands. Note: Fee income defined as noninterest income excluding net gains/losses on investments and other nonrecurring items. $9.2 $10.2 $10.7 $10.4 $10.7 $2.1 $2.1 $2.2 $2.4 $2.3 $11.3 $12.3 $12.9 $12.8 $13.0 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Net Interest Income Fee Income

17 Non - Interest Expense and Non - Interest Income (1) Efficiency Trends & Opportunities Source: S&P Global Market Intelligence and company documents, as of 6/30/19. (1) Noninterest expense excludes merger charges of $854,000 and $356,000 in 2018 and 2017, respectively. (2) Non - GAAP financial metric. Please see the appendix to view this presentation for Non - GAAP reconciliations. Efficiency improved throughout 2018 and through the first two quarters of 2019 as the cost savings from the FWVB transaction were realized steadily throughout the year $3 million of anticipated cost savings from FWVB transaction have been fully realized and operations are fully integrated Exchange Underwriters (insurance business) increases the consolidated efficiency ratio by approximately 145bps Implementing enhanced utilization of our existing core processor capabilities to enhance fee income opportunities Continually monitoring and evaluating our expense base for opportunities to enhance profitability Efficiency Ratio (2) 65.0% 67.2% 70.4% 67.7% 66.1% 2016 2017 2018 Q1 2019 Q2 2019 2.85% 2.80% 2.95% 2.87% 2.77% 0.88% 0.88% 0.72% 0.73% 0.74% 1.97% 1.92% 2.23% 2.14% 2.03% 2016 2017 2018 Q1 2019 Q2 2019 NIE / Avg. Assets NII / Avg. Assets Net Operating Exp. / AA

18 Return on Average Assets Return on Average Tangible Common Equity (1) Profitability Trends Source: S&P Global Market Intelligence and company documents, as of 6/30/19. (1) Non - GAAP financial metric. Please see the appendix to view this presentation for Non - GAAP reconciliations. 2018 results impacted by specific Q1 provision expenses and approximately $854,000 of one - time expenses related to the FWVB merger 2019 YTD results highlight improved fundamental performance and efficiency Loan to deposit ratio of 84.5% and renewed organic loan growth momentum provides catalyst for continued improvements in efficiency and bottom line profitability 0.91% 0.78% 0.61% 0.92% 2016 2017 2018 2019 YTD 9.9% 8.7% 9.1% 13.1% 2016 2017 2018 2019 YTD

19 Market Performance – Since 12/31/13 Shareholder Return Source: S&P Global Market Intelligence, as of 6/30/19. Market data as of 7/26/19. (1) Excludes Russell 2000 rebalance date. (2) Based on average Street EPS estimates. (3) 2019 dividends based on annualized Q2 2019 dividend of $0.24 per share. Annual Dividend Performance – Since 2010 52.8% total return (including reinvested dividends) since 12/31/13 Quarterly dividend of $0.24 per share, or $0.96 annualized; remained profitable and continued our dividend +52.8% +24.8% +31.1% +34.2% Ticker CBFV Exchange NASDAQ Stock Price 24.65 $ Market Cap. ($ Millions) 133 $ Quarterly Dividend Per Share 0.24 $ Dividend Yield 3.89% Average Daily Volume (3 Mo.) Avg. Daily Volume (Shares) (1) 11,691 Avg. Daily Volume ($000s) (1) 281 $ Per Share TBV Per Share 19.71 $ EPS - 2019E* 2.07 $ Valuation Ratios Price / TBV Per Share 125% Price / 2019E EPS (2) 11.9x $0.81 $0.83 $0.84 $0.84 $0.84 $0.85 $0.88 $0.88 $0.89 $0.96 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 (3) (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% 12/31/2013 12/31/2014 12/31/2015 12/31/2016 12/31/2017 12/31/2018 CBFV (Total Return) CBFV Russell 2000 KBW Regional Bank

Questions?

Appendix

Non-GAAP Reconciliations

TCE Ratio and Tangible Book Value Per Share

(dollars in thousands, except share data)	For the Years Ended			For the Quarter Ended	
	2016	2017	2018	3/31/19	6/30/19
GAAP Stockholders' Equity	$89,469	$93,256	$137,625	$141,729	$145,507
Intangible Assets	(8,772)	(8,237)	(39,359)	(38,874)	(38,389)
Tangible Common Equity	$80,697	$85,019	$98,266	$102,855	$107,118
GAAP Total Assets	$846,075	$934,486	$1,281,301	$1,302,593	$1,305,188
Intangible Assets	(8,772)	(8,237)	(39,359)	(38,874)	(38,389)
Tangible Assets	$837,303	$926,249	$1,241,942	$1,263,719	$1,266,799
Shares Outstanding	4,086,625	4,095,957	5,432,289	5,433,289	5,433,489
Non-GAAP Tangible Book Value per Share	$19.75	$20.76	$18.09	$18.93	$19.71
Non-GAAP Tangible Common Equity / Tangible Assets	9.64%	9.18%	7.91%	8.14%	8.46%

Efficiency Ratio

(dollars in thousands)	For the Years Ended			6 Months Ended	For the Quarter Ended	
	2016	2017	2018	6/30/19	3/31/19	6/30/19
GAAP Non Interest Expense	$23,778	$25,172	$34,901	$18,112	$9,081	$9,031
OREO Income (Expense)	393	349	(48)	94	63	31
Amortization of Intangibles	(535)	(535)	(1,477)	(970)	(485)	(485)
Non Recurring Merger Expense	-	(356)	(854)	-	-	-
Non-GAAP Operating Non-Interest Expense (Numerator)	$23,636	$24,630	$32,522	$17,236	$8,659	$8,577
GAAP Net Interest Income	$29,148	$29,060	$37,677	$21,139	$10,434	$10,705
GAAP Non Interest income	7,362	7,800	8,339	4,714	2,315	2,399
Net (Gain) / Loss on Investments	(168)	(199)	-	53	60	(7)
Change in FV of Equity Investments	-	-	63	(129)	(20)	(109)
Net Loss / (Gain) on Sale of Fixed Assets	-	-	137	(2)	6	(8)
Non-GAAP Operating Revenue (Denominator)	$36,342	$36,661	$46,216	$25,775	$12,795	$12,980
Non-GAAP Efficiency Ratio	65.0%	67.2%	70.4%	66.9%	67.7%	66.1%

Source: Company documents, as of 6/30/19.

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23 Return on Average Tangible Common Equity Non - GAAP Reconciliations Source: Company documents, as of 6/30/19. 6 Months (dollars in thousands) For the Years Ended Ended For the Quarter Ended 2016 2017 2018 6/30/19 3/31/19 6/30/19 GAAP Net Income $7,580 $6,944 $7,052 $5,904 $2,925 $2,979 Amortization of Intangibles (After Tax) 348 348 1,167 766 383 383 Adjusted Net Income (Numerator) $7,928 $7,292 $8,219 $6,670 $3,308 $3,362 Annualization Factor 1.000 1.000 1.000 2.017 4.056 4.011 GAAP Average Total Equity $89,351 $92,263 $119,300 $141,365 $139,089 $143,616 Average Intangibles (9,039) (8,504) (29,245) (38,320) (39,188) (38,700) Average Tangible Common Equity (Denominator) $80,312 $83,759 $90,055 $103,045 $99,901 $104,916 Non-GAAP Return on Average Tangible Common Equity 9.9% 8.7% 9.1% 13.1% 13.4% 12.9%